UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2005

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One SeaGate, Suite 1500, Toledo, Ohio (Address of principal executive offices)	43604 (Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2005, Health Care REIT, Inc. (the “Company”) commenced a cash tender offer for any and all of its $100 million outstanding principal amount of 7.625% senior notes due March 2008. The tender offer will be made upon the terms and subject to the conditions set forth in the Offer to Purchase dated April 26, 2005. A copy of the press release announcing the tender offer was furnished as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2005 and is posted on the Company’s Web site (www.hcreit.com) under the heading Press Releases. A copy of the Offer to Purchase has been furnished as Exhibit 99.1 to this Current Report.

On April 26, 2005, in connection with the Company’s Registration Statement on Form S-3 (File No. 333-107280), declared effective August 4, 2003, the Company entered into an Underwriting Agreement with Banc of America Securities LLC, Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the several underwriters, for an offering of $250 million 5.875% senior notes due May 15, 2015. On April 27, 2005, the Company issued a press release announcing the pricing of these senior notes. The press release is posted on the Company’s Web site (www.hcreit.com) under the heading Press Releases. A copy of the press release has been furnished as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

1.1	Underwriting Agreement

4.1	Supplemental Indenture No. 4 (to Indenture dated as of September 6, 2002)

5	Opinion of Shumaker, Loop & Kendrick, LLP

8	Tax Opinion of Arnold & Porter LLP

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (Unaudited)

23.1	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5.

25.1	Statement of Eligibility of Trustee

99.1	Offer to Purchase dated April 26, 2005

99.2	Press Release dated April 27, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant had duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HEALTH CARE REIT, INC.

By: /s/ GEORGE L. CHAPMAN George L. Chapman

Its: Chairman of the Board and Chief Executive Officer

Dated: April 27, 2005